Exhibit 99.1
Butterfly Network Reports Preliminary, Unaudited Fourth Quarter 2025 Revenue Growth of at least 17%Year over Year

The company will present a business update at the 44th J.P. Morgan Healthcare Conference on January 15, 2026 at 9:00 am PST.
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Burlington, Mass and NEW YORK – January 12, 2026 – Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”, “the company”), a digital health company transforming care with portable, semiconductor-based ultrasound technology and intuitive software, today announced that it expects to report revenue growth for the fourth quarter ended December 31, 2025 of at least 17% year over year.

Joseph DeVivo, Butterfly's President, Chief Executive Officer and Chairman commented, “We enter 2026 with strong momentum and continued growth in our handheld ultrasound business. That foundation gives us confidence as we continue to scale our core commercial business, while evolving Butterfly as a differentiated Ultrasound-on-Chip™ and semiconductor company. As we expand co-development and chip licensing opportunities, 2026 represents a meaningful inflection year for the company – one I’ll begin to outline at the J.P. Morgan conference later this week.”

John Doherty, Butterfly's Chief Financial Officer added, "We expect to report audited fourth quarter and full year 2025 results in late February and to provide 2026 guidance at that time. Entering 2026, we are well positioned to deliver continued strong revenue growth together with a focus on disciplined financial management.”
As previously announced, Butterfly will participate at the 44th Annual J.P. Morgan Healthcare Conference taking place January 12-15, 2026. Mr. DeVivo will present on Thursday, January 15, 2026, at 9:00 AM PST. A webcast of the presentation will be posted on the Events & Presentations section of the Butterfly investor website, and available for replay until February 15, 2026.
About Butterfly Network

Butterfly Network, Inc. (NYSE: BFLY) is a healthcare company driving a digital revolution in medical imaging with its proprietary Ultrasound-on-Chip™ semiconductor technology and ultrasound software solutions. In 2018, Butterfly launched the world’s first handheld, single-probe, whole-body ultrasound system, Butterfly iQ. The iQ+ followed in 2020, and the iQ3 in 2024, each with improved processing power and performance by leveraging Moore’s Law. The iQ3 earned Best Medical Technology at the 2024 Prix Galien USA Awards, a prestigious honor and one of the highest accolades in healthcare. Butterfly’s innovations have also been recognized by Fierce 50, TIME’s Best Inventions and Fast Company’s World Changing Ideas, among other achievements.

Butterfly combines advanced hardware, intelligent software, AI, services, and education to drive adoption of affordable, accessible imaging. Clinical publications demonstrate that its handheld ultrasound probes paired with Compass™ enterprise workflow software, can help hospital systems improve care workflows, reduce costs, and enhance provider economics. With a cloud-based solution that enables care anywhere through next-generation mobility, Butterfly aims to democratize healthcare by addressing critical global healthcare challenges. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.

Forward Looking Statements

Media:
Liz Snyder
Director, Communications & PR, Butterfly Network
media@butterflynetinc.com

Investors:
John Doherty
Chief Financial Officer
investors@butterflynetinc.com

or

Steve Halper, LifeSci Advisors (IR Representative)
646-876-6455
shalper@lifesciadvisors.com

Forward Looking Statements
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to preliminary financial results, revenue growth, future performance of our ultrasound business and co-development and chip licensing opportunities. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations on the use of any authorized product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of ultrasound imaging devices, many of which have greater financial and marketing resources than us; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to attract and retain customers; our ability to manage our growth effectively; our ability to protect or enforce our intellectual property rights; our ability to maintain the listing of our Class A common stock on the New York Stock Exchange; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.